SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2010

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-3717318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___           Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

___           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certa in Officers.

On April 6, 2010, the Compensation Committee of our Board of Trustees (1) implemented the 2010 executive compensation program, which is set forth in our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 7, 2010, and (2) modified the compensation for our non-employee Trustees, which now consists of an annual retainer of $100,000 for each non-employee Trustee with the exception of a $117,500 annual retainer for the Chairperson of the Audit Committee. The retainer for non-employee Trustees will be paid quarterly in arrears and at least 50% of the quarterly amount must be taken in our common shares based on the average closing price over the applicable quarter.

Unlike in past years, non-employee Trustees no longer receive fees for attendance at individual Board of Trustee or committee meetings.

Any initial equity award for a newly appointed or elected non-employee Trustee will be decided by the Compensation Committee on a case-by-case basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  Lexington Realty Trust

Date: April 9, 2010                                                                By:  /s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer